                                                                                                                                   Exhibit 10.14

INGERSOLL-RAND COMPANY
SUPPLEMENTAL PENSION PLAN
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)

INTRODUCTION

Ingersoll-Rand Company (the "Company") maintains one or more pension plans (the "Qualified Pension Plans") for salaried employees employed by the Company, and certain subsidiaries and affiliates of the Company (the "Employees"), under which benefits are subject to plan qualification limits imposed by the Internal Revenue Code of 1986, as amended (the "Code").

The Company recognizes that in certain circumstances it is desirable to provide pension benefits to Employees which are supplemental to those provided by the Qualified Pension Plans.  The circumstances in which supplemental benefits will be paid are:

                        - when the limitation on benefits payable under the Company's Qualified Pension Plans as specified in Section 415 of the Code (the "Section 415 Limits") reduces the benefit otherwise payable under the Qualified Pension Plans;

                        - when, effective for years after 1988, the limitation on the amount of compensation that may be taken into account in determining benefits under the Company's Qualified Pension Plans, as specified in Section 401(a)(17) of the Code (the "Section 401 (a)(17) Limit"), reduces the benefit otherwise payable under the Qualified Pension Plans, and

                        - when the amount of compensation that may be taken into account in determining benefits under the Company's Qualified Pension Plans due to deferrals under the IR Executive Deferred Compensation Plan (the "Deferral Plan") further reduces the benefit otherwise payable under the Qualified Pension Plans.

Accordingly, the Company maintains this Supplemental Pension Plan to provide a vehicle under which supplemental benefits can be paid to salaried employees employed by the Company and certain subsidiaries and affiliates of the Company.  The provisions of this Supplemental Pension Plan shall be applicable to all persons who retire or otherwise terminate employment on or after January 1, 2003 except those persons employed by The Torrington Company and shall supersede the provisions of the Company's Supplemental Pension Plan maintained by the Company prior to January 1, 2003.  The provisions of this Supplemental Pension Plan, as in effect prior to January 1, 2003 shall continue to be applicable to persons employed by The Torrington Company.

SECTION 1
SUPPLEMENTAL PLAN BENEFITS

1.1       Excess Pension Benefit.  An Employee shall be entitled to a benefit under this Supplemental Pension Plan if his benefit determined under the provisions of the Qualified Pension Plan in which he participates is less than such benefit would have been if (i) the Section 415 Limits did not apply, (ii) the definition of Compensation specified under such Qualified Pension Plan did not exclude compensation after 1988 in excess of the Section 401(a) (17) Limit, and (iii) the definition of Compensation specified under such Qualified Pension Plan did not exclude compensation deferred under the Deferral Plan.

If an Employee's benefit from the Qualified Pension Plan in which he participates is reduced as a result of any of the conditions described in the preceding paragraph, the benefit to which the Employee shall be entitled under this Supplemental Pension Plan shall be equal to the excess of (a) over (b) where:

(a)        is the benefit which would have been payable under the terms of such Qualified Pension Plan, as a single life annuity with benefits payable monthly, if (i) the Section 415 Limits did not apply, (ii) the definition of Compensation specified under such Qualified Pension Plan did not exclude compensation after 1988 in excess of the Section 401 (a)(17) Limit, and (iii) the definition of Compensation specified under such Qualified Pension Plan did not exclude compensation deferred under the Deferral Plan; and

(b)        is the benefit actually payable as a single life annuity to the Employee under the terms of such Qualified Pension Plan.

For purposes of this Section 1.1, the single life annuity payable under the terms of the Qualified Pension Plan shall be determined as of the Employee's Determination Date.  The Determination Date shall be the first date on which the Employee becomes eligible to begin receiving payment of benefits under the Qualified Pension Plan.

Notwithstanding the foregoing, if an Employee elected by the Board of Directors of the Company as an officer of the Company has attained age 62 and retires or otherwise terminates employment, he shall be entitled to receive a benefit under this Supplemental Pension Plan on or after attaining age 62 without reduction for receiving such benefit prior to his Normal Retirement Date.

SECTION 2
VESTING

2.1              Vesting.  An Employee shall be vested in the benefit provided under Section 1.1 of this Supplemental Pension Plan in accordance with the vesting provisions of the Qualified Pension Plan.

SECTION 3
DISTRIBUTIONS

3.1              Payment of Benefits.

(a)        Benefits payable under this Supplemental Pension Plan shall be made in the event of retirement, disability or any other termination of employment. Benefits shall be payable solely in the form of a lump sum.

(b)        The lump sum amount payable to an Employee, other than a "grandfathered" Employee as described below, determined as of the Employee's Determination Date, shall be the lump sum value of the single life annuity determined under Section 1.1 hereof.  For purposes of this Section 3.1, the lump sum value shall be determined in the same manner as lump sum distributions are determined under the Qualified Pension Plan.  Such benefit shall be paid on the Payment Date which shall be as soon as administratively practicable following the Employee's termination of employment with the Company.  However, an Employee who is a participant in the Ingersoll-Rand Company Elected Officers Supplemental Program or the Ingersoll-Rand Company Key Management Supplemental Program may file a deferral election under the Deferral Plan at least one year in advance of such termination of employment to defer the payment under the Deferral Plan.

(c)        The lump sum amount payable to a "grandfathered" Employee, determined as of the Employee's Determination Date, shall be the Actuarial Equivalent value of the single life annuity determined under Section 1.1 hereof.  For purposes of this Section 3.1, Actuarial Equivalent means an amount having equal value when computed on the basis of the 1983 Group Annuity Mortality Table (blended) and an interest rate equal to the average of the monthly rates for ten year constant maturities for US Treasury Securities for the twelve-month period immediately preceding the month prior to the month in which the Employee's Determination Date occurs, such rate as quoted by the Federal Reserve.  Such benefit shall be paid on the Payment Date, together with interest accrued thereon from the Determination Date, (a) if the assets are held in trust, then at the interest rate of the trust, or (b) if the assets are not held in trust, at the then current earnings rate of the money market investment designated by the Committee under the Ingersoll-Rand Company Employee Savings Plan.  A "grandfathered" Employee's Payment Date shall be the later of (a) the first business day of the year following the Determination Date, or (b) the first day of the sixth month following the Determination Date, unless such "grandfathered" Employee has a deferral election under the Deferral Plan on file at least one year in advance of the Employee's termination of employment date.  A "grandfathered" Employee is an Employee who is a participant in the Ingersoll-Rand Company Elected Officers Supplemental Program or the Ingersoll-Rand Company Key Management Supplemental Program and who terminates employment with the Company prior to March 1, 2004.

(d)        In the event a valid deferral election is made under the Deferral Plan, the lump sum amount that would have otherwise been payable under this Supplemental Pension Plan shall be credited to the Deferral Plan as of the date that would have been the Payment Date had a valid deferral election not been made.

Notwithstanding the foregoing, a "grandfathered" Employee who terminates employment under this Supplemental Pension Plan may elect within the 30-day period immediately preceding his termination of employment date to have his benefit determined as of such date, however the interest rate used to determine the Actuarial Equivalent benefit payable in a lump sum shall be the interest rate equal to the 10-Year Treasury Note rate as published in the New York Times in the Key Rate Table under the Credit Market Section, or, if such rate is unavailable, as provided by Telerate as of the business day immediately preceding the date payment is made to the Employee.  In the event a "grandfathered" Employee elects to have his benefit determined under this paragraph, no interest will be payable from the Employee's termination of employment date until the date of distribution.

3.2       Payments to Beneficiaries.  In the event that an Employee dies prior to the Payment Date but on or after the Determination Date, payment shall be made to the beneficiary(ies), designated by the Employee under this Supplemental Pension Plan.  An Employee may designate a beneficiary(ies), or change the designated beneficiary(ies), without obtaining consent of a spouse, provided that such designation or change shall be effective only upon receipt of written notification by the Compensation Committee.  In the event of failure to designate a beneficiary under this Supplemental Pension Plan, an Employee's beneficiary(ies), under this Plan shall be the same as the beneficiary(ies), under the Ingersoll-Rand Company Employee Savings Plan.

3.3       Withholding.  The Company shall be entitled to withhold from the payment due under this Supplemental Pension Plan any and all taxes of any nature required by any government to be withheld from such payment.

3.4        Loans.  No loans to Employees shall be permitted under this Supplemental Pension Plan.

SECTION 4
MISCELLANEOUS

4.1       Amendment and Termination.

(a)        This Supplemental Pension Plan may, at any time and from time to time, be amended or terminated, without consent of any Employee or beneficiary (i) by the Board of Directors of the Company or (ii) in the case of amendments which do not materially modify the provisions hereof, the Committee, provided, however, that no such amendment or termination shall reduce any benefits accrued under the terms of this Supplemental Pension Plan prior to the date of termination or amendment.  Subject to Section 4.1(c) below, notwithstanding the foregoing, in the event that the Board of Directors of Ingersoll-Rand Company (or any trustee of any trust established by the Company for purposes of satisfying its obligations hereunder) determines, or on and after the Effective Time is informed by the Board of Directors of the Company, that a 'change of control' of the Company has occurred, any subsequent amendment modifying or terminating the Supplemental Pension Plan shall have no force or effect.

(b)        Change of Control.  For purposes of this Section 4.1, a 'change of control' shall have the meaning designated: (i) in the Ingersoll-Rand Benefit Trust Agreement, dated as of September 1, 1988, as amended, between the Company and The Bank of New York, as trustee, or (ii) in such other trust agreement that restates or supersedes the agreement referred to in clause (i), in either case for purposes of satisfying certain obligations to executive employees of the Company.

(c)        Notwithstanding the foregoing provisions of this Section 4.1 or any other provision of the Supplemental Pension Plan to the contrary, none of the transactions contemplated by the Merger Agreement that are undertaken by (i) Ingersoll-Rand Company or its affiliates prior to and as of the Effective Time, or (ii) Ingersoll-Rand Company Limited or its affiliates on or after the Effective Time, shall trigger, constitute or be deemed a 'change of control'.  On and after the Effective Time, solely for the purpose of determining whether a 'change of control' has occurred, the term 'Company' shall mean Ingersoll-Rand Company Limited.

(d)        Change of Control Definitions.  For purposes of Section 4.1 of this Supplemental Pension Plan the terms below shall have the following meaning:

'Effective Time' shall mean the Effective Time as such term is defined in the Merger Agreement.

'Merger Agreement' shall mean that certain Agreement and Plan of Merger among the Company, Ingersoll-Rand Company Limited and IR Merger Corporation, dated as of October 31, 2001, pursuant to which the Company will become an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited.

4.2       No Contract of Employment.  The establishment of this Supplemental Pension Plan or any modification thereof shall not give any Employee or other person the right to remain in the service of the Company or any of its subsidiaries, and all Employees and other persons shall remain subject to discharge to the same extent as if the Supplemental Pension Plan had never been adopted.

4.3       Compensation Committee.  This Supplemental Pension Plan shall be administered by the Compensation Committee appointed by the Company's Board of Directors, or any successor committee appointed by the Company's Board of Directors (the "Committee").  The Committee shall make all determinations as to the right of any person to a benefit.  Any denial by the Committee of the claim for benefits under this Supplemental Pension Plan by an Employee or beneficiary shall be stated in writing by the Committee and delivered or mailed to the Employee or beneficiary. Such notice shall set forth the specific reasons for the Committee's decision. In addition, the Committee shall afford a reasonable opportunity to any Employee or beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

4.4        Entire Agreement; Successors.  This Supplemental Pension Plan, including any subsequently adopted amendments, shall constitute the entire agreement or contract between the Company and any Employee regarding this Supplemental Pension Plan.  There are no covenants, promises, agreements, conditions or understandings, either oral or written between the Company and any Employee relating to the subject matter hereof, other than those set forth herein.  This Supplemental Pension Plan and any amendment shall be binding on the Company and the Employee and their respective heirs, administrators, trustees, successors, and assigns, including but not limited to, any successors to the Company by merger, consolidation or otherwise by operation of law, and on all designated beneficiaries of the Employee.

4.5       Severability.  If any provision of this Supplemental Pension Plan shall to any extent be invalid or unenforceable, the remainder of the Supplemental Pension Plan shall not be affected thereby, and each provision of the Supplemental Pension Plan shall be valid and enforced to the fullest extent permitted by law.

4.6       Application of Plan Provisions.  All relevant provisions of the Qualified Pension Plans shall apply to the extent applicable to the contractual obligations of the Company under this Supplemental Pension Plan.  With respect to any Employee, the applicable provisions shall be those of the Qualified Pension Plan in which the Employee participates.  Benefits provided under the Supplemental Pension Plan are independent of, and in addition to, any payments made to Employees under any other plan, program, or agreement between the Company and Employees in the Supplemental Pension Plan, or any other compensation payable to the Employee by the Company, or by any subsidiary, or affiliate of the Company.

The laws of the state of New Jersey shall govern this Supplemental Pension Plan.

4.7       Participant as General Creditor.  The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligation hereunder for payment of benefits at its discretion, provided, however, that no Employee eligible to participate in this Supplemental Pension Plan shall have any interest in such investment or reserve.  To the extent that any person acquires a right to receive benefits under this Supplemental Pension Plan, such rights shall be no greater than the right of any, unsecured general creditor of the Company.

4.8       Nonassignability.  The right of any Employee or any beneficiary in any benefit hereunder shall not be subject to attachment or other legal process for the debts of such Employee or beneficiary, nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its duly authorized representative as of January 1, 2003.

                                                                                                                INGERSOLL-RAND COMPANY

                                                                                                                By:   /s/ Donald H. Rice
                                                                                                                        Donald H. Rice
                                                                                                                        Senior Vice President
                                                                                                                        Human Resources